Colfax Reports Third Quarter 2017 Results

•	Achieved $0.37 of net income per diluted share, $0.42 of adjusted net income per share

•	Grew Net sales 10.2% year over year, 6% organically

•	Recently completed two complementary acquisitions and signed two additional transactions

•	Reaffirmed 2017 performance outlook

ANNAPOLIS JUNCTION, MD - November 6, 2017 - Colfax Corporation (NYSE: CFX), a leading diversified industrial technology company, today announced its financial results for the third quarter of 2017.

The Company reported third quarter net sales of $844.5 million compared with $766.5 million in the third quarter of 2016. Growth from continuing operations included 6% growth from existing operations, 2% from acquisitions, and 2% from foreign currency translation. Colfax previously announced an agreement to divest its Fluid Handling business for total estimated consideration of $860 million, and reported results reflect this business as a discontinued operation.

Net income was $45.9 million, or $0.37 per diluted share compared to $28.0 million, or $0.23 per diluted share in the prior year quarter. Adjusted net income in the current year third quarter was $52.1 million, or $0.42 per share compared to $47.8 million, or $0.39 per share for the prior year period.

“This was an important quarter as we shape Colfax for the future,” said Matthew Trerotola, President and Chief Executive Officer. “We announced the sale of the Fluid Handling business, which will strengthen our balance sheet and support our strategic growth program. We recently signed agreements to acquire two more complementary businesses, and we completed two other attractive acquisitions including the Siemens Turbo Equipment transaction. These businesses accelerate our organic growth trajectory by improving our market exposure, increasing our technology content, and supporting our innovation initiatives. We are quickly changing the profile of Colfax.”

“In the third quarter, growth rates in our Fabrication Technology business expanded again. Market demand continues to strengthen in most of the segment’s global markets, and we are building on our track record for breakthrough new products at the major industry trade shows. We also saw another quarter of strong general industrial order growth in our Air and Gas Handling business, but reduced power market demand and project delays in oil & gas contributed to lower total orders. We believe oil & gas is a fundamentally improving market, but we are also expanding Air and Gas Handling restructuring actions to support the business’ 2018 profit growth objective in a less certain revenue environment.”

For 2017, the Company expects $1.34 to $1.44 of net income per diluted share and reaffirms its outlook of $1.65 to $1.75 of adjusted net income per share. This outlook includes a full year contribution from the Fluid Handling business of $0.25 to $0.28, which excludes the expected gain on the divestiture. The Company does not expect any contributions to 2017 adjusted net income per share from recently closed acquisitions.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:00 a.m. Eastern. The call will be open to the public through 877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 99101105, or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified industrial technology company that provides gas- and fluid-handling and fabrication technology products and services to customers around the world under the Howden, Colfax Fluid Handling, and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, organic sales growth, and organic order decline. Adjusted net income, adjusted net income per share, projected adjusted net income per share, and adjusted operating income exclude Restructuring and other related items and divestiture-related expense associated with the sale of our Fluid Handling business to the extent they impact the periods presented. Adjust net income, adjusted net income per share, and adjusted operating income for the three and nine months ended September 30, 2016 also exclude the loss recorded on our deconsolidation of our Venezuelan operations and the asbestos coverage adjustment. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 26.3% and 28.0% for the three and nine months ended September 29, 2017, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.2% and 29.1% for the three and nine months ended September 30, 2016. Organic sales growth and organic order decline exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended September 29, 2017 under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
+1-301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Net sales	$844,509	$766,521	$2,426,101	$2,373,345
Cost of sales	580,610	528,207	1,664,309	1,630,953
Gross profit	263,899	238,314	761,792	742,392
Selling, general and administrative expense	181,835	167,851	533,550	526,972
Restructuring and other related charges	7,298	11,752	23,131	37,998
Operating income	74,766	58,711	205,111	177,422
Interest expense	11,328	6,892	29,106	24,988
Income from continuing operations before income taxes	63,438	51,819	176,005	152,434
Provision for income taxes	13,816	11,271	46,128	40,852
Net income from continuing operations	49,622	40,548	129,877	111,582
Income (loss) from discontinued operations, net of taxes	2,082	(8,349)	21,790	(9,210)
Net income	51,704	32,199	151,667	102,372
Less: income attributable to noncontrolling interest, net of taxes	5,841	4,229	13,867	12,033
Net income attributable to Colfax Corporation	$45,863	$27,970	$137,800	$90,339
Net income (loss) per share - basic
Continuing operations	$0.36	$0.30	$0.94	$0.81
Discontinued operations	$0.01	$(0.07)	$0.18	$(0.08)
Consolidated operations	$0.37	$0.23	$1.12	$0.73
Net income (loss) per share - diluted
Continuing operations	$0.35	$0.30	$0.94	$0.81
Discontinued operations	$0.02	$(0.07)	$0.17	$(0.08)
Consolidated operations	$0.37	$0.23	$1.11	$0.73

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Adjusted Net Income and Adjusted Net Income Per Share
Net income attributable to Colfax Corporation	$45,863	$27,970	$137,800	$90,339
Restructuring and other related charges- pretax	7,932	17,159	15,503	49,317
Loss on deconsolidation of Venezuelan operations- pretax	—	2,369	—	2,369
Asbestos coverage adjustment- pretax	—	8,226	—	8,226
Divestiture-related expense, net- pretax	5,675	—	7,275	—
Tax adjustment	(7,359)	(7,914)	(9,926)	(15,282)
Adjusted net income	$52,111	$47,810	$150,652	$134,969
Weighted-average shares outstanding - diluted	124,081	123,102	123,948	123,130

Adjusted net income per share	$0.42	$0.39	$1.22	$1.10

Consolidated net income per share- diluted (GAAP)	$0.37	$0.23	$1.11	$0.73
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 26.3% and 28.0% for the third quarter and nine months ended September 29, 2017. The effective tax rate used to calculate adjusted net income and adjusted net income per share for the third quarter and nine months ended September 30, 2016 are 27.2% and 29.1%, respectively.

	2017 Earnings Per Share Range
	Low	High
Colfax Corporation
Projected net income per share - diluted	$1.34	$1.44
Restructuring costs- pretax(1)	0.30	0.30
Divestiture-related expense, net- pretax	0.13	0.13
Tax adjustment	(0.12)	(0.12)
Projected adjusted net income per share	$1.65	$1.75

Discontinued Operations
Projected net income per share - diluted	$0.19	$0.22
Restructuring costs- pretax(1)	(0.04)	(0.04)
Divestiture-related expense, net- pretax	0.13	0.13
Tax adjustment	(0.03)	(0.03)
Projected adjusted net income per share	$0.25	$0.28
__________
(1) Restructuring costs include a $12 million gain on disposal and a $4 million non-cash impairment charge for two facilities that were previously closed as part of restructuring activities. The gain on disposal is associated with a discontinued operation.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Continuing Operations
Operating income	$74,766	$58,711	$205,111	$177,422
Operating income margin	8.9%	7.7%	8.5%	7.5%
Restructuring and other related charges	7,298	11,752	23,131	37,998
Loss on deconsolidation of Venezuelan operations	—	495	—	495
Adjusted operating income	$82,064	$70,958	$228,242	$215,915
Adjusted operating income margin	9.7%	9.3%	9.4%	9.1%

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Discontinued Operations
Operating income (loss)	$1,483	$(8,190)	$29,362	$(5,374)
Operating income margin	1.3%	(7.3)%	8.5%	(1.6)%
Divestiture-related expense, net	5,675	—	7,275	—
Restructuring and other related charges	634	5,407	(7,628)	11,319
Loss on deconsolidation of Venezuelan operations	—	1,874	—	1,874
Asbestos coverage adjustment	—	8,226	—	8,226
Adjusted operating income	$7,792	$7,317	$29,009	$16,045
Adjusted operating income margin	6.8%	6.5%	8.4%	4.7%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders
	$	%	$	%

For the three months ended September 30, 2016	$766.5		$360.9
Components of Change:
Existing businesses(1)	46.7	6.1%	(107.6)	(29.8)%
Acquisitions(2)	13.4	1.7%	0.1	—%
Foreign currency translation	17.9	2.4%	9.2	2.6%
	78.0	10.2%	(98.3)	(27.2)%
For the three months ended September 29, 2017	$844.5		$262.6

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the nine months ended September 30, 2016	$2,373.3		$976.2		$874.9
Components of Change:
Existing businesses(1)	9.6	0.4%	(36.4)	(3.7)%	(98.3)	(11.2)%
Acquisitions(2)	30.7	1.3%	0.1	—%	—	—%
Foreign currency translation	12.5	0.5%	(1.9)	(0.2)%	6.2	0.7%
	52.8	2.2%	(38.2)	(3.9)%	(92.1)	(10.5)%
As of and for the nine months ended September 29, 2017	$2,426.1		$938.0		$782.8
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental orders and sales as a result of the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.